Exhibit 10.8

EXECUTION COPY

CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE CHANNEL COLLABORATION AGREEMENT

THIS EXCLUSIVE CHANNEL COLLABORATION AGREEMENT (the “Agreement”) is made and entered into effective as of October 5, 2012 (the “Effective Date”) by and between INTREXON CORPORATION, a Virginia corporation with offices at 20358 Seneca Meadows Parkway, Germantown, MD 20876 (“Intrexon”), and FIBROCELL SCIENCE, INC., a Delaware corporation having its principal place of business at 405 Eagleview Boulevard, Exton, PA 19341 (“Fibrocell”). Intrexon and Fibrocell may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, Intrexon has expertise in and owns or controls proprietary technology relating to the identification, design and production of genetically modified cells and DNA vectors, and the control of peptide expression; and

WHEREAS, Fibrocell now desires to become Intrexon’s exclusive channel collaborator with respect to such technology for the purpose of developing the Fibroblast Program (as defined herein), and Intrexon is willing to appoint Fibrocell as a channel collaborator in the Field (as defined herein, and subject to amendments to the definition as permitted herein) under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1 “Affiliate” means, with respect to a particular Party, any other person or entity that directly or indirectly controls, is controlled by, or is in common control with such Party. As used in this Section 1.1, the term “controls” (with correlative meanings for the terms “controlled by” and “under common control with”) means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of an entity, or the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, Third Security shall be deemed not to be an Affiliate of Intrexon. In addition, any other person, corporation, partnership, or other entity that would be an Affiliate of Intrexon solely because it and Intrexon are under common control by Randal J. Kirk or by investment funds managed by Third Security or an affiliate of Third Security shall also be deemed not to be an Affiliate of Intrexon.

1.2 “Applicable Laws” has the meaning set forth in Section 8.2(d)(xii).

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.3 “Authorizations” has the meaning set forth in Section 8.2(d)(xii).

1.4 “CC” has the meaning set forth in Section 2.2(b).

1.5 “Channel-Related Program IP” has the meaning set forth in Section 6.1(c).

1.6 “Claims” has the meaning set forth in Section 9.1.

1.7 “CMCC” has the meaning set forth in Section 2.2(b).

1.8 “COGS Savings” means the amount of COGS saved in the production of an Improved Product, as determined by subtracting the actual COGS of the Improved Product at the time of its respective sale (including any manufacturing royalties paid to any Third Parties) from the COGS of the Existing Product prior to it being improved under the Fibroblast Program (including any manufacturing royalties paid to any Third Parties). In accord with this Section 1.8, Fibrocell may exclude from COGS Savings any amount of saved COGS that is attributable to a COGS improvement realized in the Improved Product through Fibrocell’s efforts independent of the Fibroblast Program and without use of the Intrexon Channel Technology, Intrexon IP, and Intrexon Materials. Before Fibrocell may exclude any amount from COGS Savings under the previous sentence, (i) Fibrocell must provide in advance of any payment due under Section 5.3(c) written documentation to the JSC identifying, and supplying a supporting calculation evidencing, any amount it believes should be excluded from COGS Savings, and (ii) the final amount that will ultimately be excluded will be established by mutual agreement of the Parties. For clarity, the mechanism of the previous sentence for establishing the final amount of any exclusion from COGS Savings is not subject to final decision making authority of the JSC or any other Committee, and if mutual agreement of the Parties cannot be reached any dispute will be resolved in accord with Article 11. Any caclulation by the Parties of COGS Savings under this Agreement shall apply consistent calculations to both the Existing Product and the Improved Product, and shall be exclusive of any payments made to Intrexon pursuant to Section 4.7 and Section 5.3.

1.9 “Committees” has the meaning set forth in Section 2.2(a).

1.10 “Commercialize” or “Commercialization” means any activities directed to marketing, promoting, distributing, importing for sale, offering to sell and/or selling Fibrocell Products.

1.11 “Commercial Sale” means for a given product and country the sale for value of that product by a Party (or, as the case may be, by an Affiliate or permitted sublicensee of a Party), to a Third Party after regulatory approval (if necessary) has been obtained for such product in such country.

1.12 “Complementary In-Licensed Third Party IP” has the meaning set forth in Section 3.9(a).

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.13 “Confidential Information” means each Party’s confidential Information, disclosed pursuant to this Agreement or any other confidentiality agreement between the Parties, regardless of whether in oral, written, graphic or electronic form.

1.14 “Control” means, with respect to Information, a Patent or other intellectual property right, that a Party owns or has a license from a Third Party to such right and has the ability to grant a license or sublicense as provided for in this Agreement under such right without violating the terms of any agreement or other arrangement with any Third Party.

1.15 “Costs of Goods Sold” or “COGS” means all Manufacturing Costs that are directly and reasonably attributable to manufacturing of an Existing Product or an Improved Product, as the case may be, in accordance with US GAAP for commercial sale in the countries where such product has been launched.

1.16 “CRC” has the meaning set forth in Section 2.2(b).

1.17 “Diligent Efforts” means, with respect to a Party’s obligation under this Agreement, the level of efforts and resources reasonably required to diligently develop, manufacture, and/or Commercialize (as applicable) each Fibrocell Product in a sustained manner, consistent with the efforts and resources a similarly situated company working in the Field would typically devote to a product of similar market potential, profit potential, strategic value and/or proprietary protection, based on market conditions then prevailing. With respect to a particular task or obligation, Diligent Efforts requires that the applicable Party promptly assign responsibility for such task and consistently make and implement decisions and allocate resources designed to advance progress with respect to such task or obligation.

1.18 “Equity Agreements” has the meaning set forth in Section 5.1.

1.19 “Excess Product Liability Costs” has the meaning set forth in Section 9.3.

1.20 “Executive Officer” means : (i) the Chief Executive Officer of the applicable Party, or (ii) another senior executive officer of such Party who has been duly appointed by the Chief Executive Officer to act as the representative of the Party to resolve, as the case may be, (a) a Committee dispute, provided that such appointed officer is not a member of the applicable Committee and occupies a position senior to the positions occupied by the applicable Party’s members of the applicable Committee, or (b) a dispute described in Section 11.1.

1.21 “Existing Product” means: (i) Fibrocell’s autologous fibroblast therapeutic product indicated for improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults, which was approved and marketed in the United States before the Effective Date under the trade name LAVIVTM, and (ii) any product that comprises a new indication for the LAVIVTM product identified under the previous clause “i”, excluding an Improved Product or a Fibrocell Product.

1.22 “FDA” has the meaning set forth in Section 8.2(d)(xii).

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.23 “Fibroblast Program” has the meaning set forth in Section 2.1(a).

1.24 “Fibrocell Indemnitees” has the meaning set forth in Section 9.1.

1.25 “Fibrocell Product” means any product in the Field, excepting an Improved Product, that is created, produced, developed, or identified in whole or in part, directly or indirectly, by or on behalf of Fibrocell during the Term through use or practice of Intrexon Channel Technology, Intrexon IP, or the Intrexon Materials.

1.26 “Fibrocell Program Patent” has the meaning set forth in Section 6.2(b).

1.27 “Fibrocell Termination IP” means all Patents or other intellectual property that Fibrocell or any of its Affiliates Controls as of the Effective Date or during the Term that cover, or is otherwise necessary or useful for, the development, manufacture or Commercialization of a Reverted Product or necessary or useful for Intrexon to operate in the Field.

1.28 “Field Infringement” has the meaning set forth in Section 6.3(b).

1.29 “Field” means, as of the Effective Date and irrespective of whether such requires regulatory approval, (i) the enhanced production and purification of non-genetically modified human autologous fibroblasts for use in all aesthetic and therapeutic indications; (ii) the enhanced production and purification of non-genetically modified human autologous dermal cells for use in aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications; (iii) the development of genetically modified autologous human fibroblasts for use in all aesthetic and therapeutic indications where an autologous fibroblast itself is the principal effector of the product in contrast to the use of autologous fibroblasts as the source of expression of a systemically available therapeutic protein in which that protein (and not the fibroblast per se) is the principal therapeutic effector; and (iv) the development of genetically modified autologous human dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications. For clarity, the “Field” does not include inductive pluripotent cell products that are derived from autologous fibroblasts or dermal cells or products that are subject to an existing Intrexon collaboration.

1.30 “Fully Loaded Cost” means the direct cost of the applicable good, product or service plus indirect charges and overheads reasonably allocable to the provision of such good, product or service in accordance with US GAAP. Subject to the approval of a project and its associated budget by the JSC and the terms of Sections 4.6 and 4.7 (as appropriate), Intrexon will bill for its internal direct costs incurred through the use of annualized standard full-time equivalents; such rate shall be based upon the actual fully loaded costs of those personnel directly involved in the provision of such good, product or service. Intrexon may, from time to time, adjust such full-time equivalent rate based on changes to its actual fully loaded costs and will review the accuracy of its full-time equivalent rate at least quarterly. Intrexon shall provide Fibrocell with reasonable documentation indicating the basis for any direct and indirect charges, any allocable overhead, and any such adjustment in full-time equivalent rate.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.31 “Improved Product” means any non-genetically modified autologous fibroblast product in the Field that is created, produced, identified, or modified in whole or in part by or on behalf of Fibrocell during the Term using Intrexon Channel Technology, Intrexon IP, or the Intrexon Materials under the Fibroblast Program to improve the formulation or production process of the Existing Product.

1.32 “In-Licensed Program IP” has the meaning set forth in Section 3.9(a).

1.33 “Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

1.34 “Infringement” has the meaning set forth in Section 6.3(a).

1.35 “Intrexon Channel Technology” means Intrexon’s current and future technology directed towards the design, identification, culturing, and/or production of genetically modified cells, including without limitation the technology embodied in the Intrexon Materials and the Intrexon IP, and specifically including without limitation the following of Intrexon’s platform areas and capabilities: (1) UltraVector®, (2) LEAPTM, (3) DNA and RNA MOD engineering, (4) protein engineering, (5) transcription control chemistry, (6) genome engineering, and (7) cell system engineering.

1.36 “Intrexon Indemnitees” has the meaning set forth in Section 9.2.

1.37 “Intrexon IP” means the Intrexon Patents and Intrexon Know-How.

1.38 “Intrexon Know-How” means all Information (other than Intrexon Patents) that (a) is Controlled by Intrexon as of the Effective Date or during the Term and (b) is reasonably required or useful for Fibrocell to conduct the Fibroblast Program. For the avoidance of doubt, the Intrexon Know-How shall include any Information (other than Intrexon Patents) in the Channel-Related Program IP.

1.39 “Intrexon Materials” means the genetic code and associated amino acids and gene constructs used alone or in combination and such other proprietary reagents including but not limited to plasmid vectors, virus stocks, cells and cell lines, antibodies, and ligand-related chemistry, in each case that are reasonably required or provided to Fibrocell by or on behalf of Intrexon to conduct the Fibroblast Program.

1.40 “Intrexon Patents” means all Patents that (a) are Controlled by Intrexon as of the Effective Date or during the Term; and (b) are reasonably required or useful for Fibrocell to conduct the Fibroblast Program. For the avoidance of doubt, the Intrexon Patents shall include any Patent in the Channel-Related Program IP.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.41 “Intrexon Trademarks” means those trademarks related to the Intrexon Channel Technology that are established from time to time by Intrexon for use across its channel partnerships or collaborations.

1.42 “Inventions” has the meaning set forth in Section 6.1(b).

1.43 “IPC” has the meaning set forth in Section 2.2(b).

1.44 “JSC” has the meaning set forth in Section 2.2(b).

1.45 “Losses” has the meaning set forth in Section 9.1.

1.46 “Manufacturing Costs” means, with respect to Existing Products or Improved Products, as the case may be, the full-time equivalent costs (under a reasonable accounting mechanism to be agreed upon by the Parties) and out-of-pocket costs of a Party or any of its Affiliates incurred in manufacturing such products, including costs and expenses incurred in connection with (1) the development or validation of any manufacturing process, formulations or delivery systems, or improvements to the foregoing; (2) manufacturing scale-up; (3) in-process testing, stability testing and release testing; (4) quality assurance/quality control development; (5) internal and Third Party costs and expenses incurred in connection with qualification and validation of Third Party contract manufacturers, including scale up, process and equipment validation, and initial manufacturing licenses, approvals and inspections; (6) packaging development and final packaging and labeling; (7) shipping configurations and shipping studies; and (8) overseeing the conduct of any of the foregoing. “Manufacturing Costs” shall further include: (a) to the extent that any such Existing Product or Improved Product is manufactured by a Third Party manufacturer, the out-of-pocket costs incurred by such Party or any of its Affiliates to the Third Party for the manufacture and supply (including packaging and labeling) thereof, and any reasonable out-of-pocket costs and direct labor costs incurred by such Party or any of its Affiliates in managing or overseeing the Third Party relationship determined in accordance with the books and records of such Party or its Affiliates maintained in accordance with US GAAP; and (b) to the extent that any such Existing Product or Improved Product is manufactured by such Party or any of its Affiliates, direct material and direct labor costs attributable to such product, as well as reasonably allocable overhead expenses, determined in accordance with the books and records of such Party or its Affiliates maintained in accordance with US GAAP.

1.47 “Net Sales” means, with respect to any Fibrocell Product, the net sales of such Fibrocell Product by Fibrocell or an Affiliate of Fibrocell (including without limitation net sales of Fibrocell Product to a non-Affiliate sublicensee but not including net sales by such non-Affiliate sublicensee), as determined in accordance with US GAAP as the gross amount invoiced on account of sales of Fibrocell Product less the usual and customary discounts as determined in accordance with US GAAP. In the case of any sale for value, such as barter or counter-trade other than in an arm’s length transaction exclusively for cash, Net Sales shall be deemed to be the net sales at which substantially similar quantities of the product are sold for cash in an arm’s length transaction in the relevant country. If Fibrocell Product is sold to any third party together with other products or services, the price of such product, solely for purposes of the calculation of Net Sales, shall be deemed to be no less than the price at which such product would be sold in a similar transaction to a third party not also purchasing the other products or services.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.48 “Patents” means (a) all patents and patent applications (including provisional applications), (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, requests for continued examination, confirmations, re-examinations, extensions, supplementary protection certificates and the like of the foregoing, and (c) any foreign or international equivalents of any of the foregoing.

1.49 “Product-Specific Program Patent” means any issued Intrexon Patent where all the claims are directed to Inventions that relate solely and specifically to Fibrocell Products. In the event of a disagreement between the Parties as to whether a particular Intrexon Patent is or is not a Product-Specific Program Patent, the Parties shall seek to resolve the issue through discussions at the IPC, provided that if the Parties are unable to resolve the disagreement, the issue shall be submitted to arbitration pursuant to Section 11.2. Any Intrexon Patent that is subject to such a dispute shall be deemed not to be a Product-Specific Program Patent unless and until (a) Intrexon agrees in writing that such Patent is a Product-Specific Program Patent or (b) an arbitrator or arbitration panel determines, pursuant to Article 11, that such Intrexon Patent is a Product-Specific Program Patent.

1.50 “Prosecuting Party” has the meaning set forth in Section 6.2(c).

1.51 “Recovery” has the meaning set forth in Section 6.3(f).

1.52 “Retained Product” has the meaning set forth in Section 10.4(a).

1.53 “Reverted Product” has the meaning set forth in Section 10.4(c).

1.54 “SEC” means the United States Securities and Exchange Commission.

1.55 “Sublicensing Revenue” means any cash consideration, or the cash equivalent value of non-cash consideration, regardless of whether in the form of upfront payments, milestones, or royalties, actually received by Fibrocell or its Affiliate from a Third Party in consideration for a grant of a sublicense under the Intrexon IP or any rights to develop or Commercialize Fibrocell Products, but excluding: (a) any amounts paid as bona fide reimbursement for research and development costs to the extent incurred following such grant; (b) bona fide loans or any payments in consideration for a grant of equity of Fibrocell to the extent that such consideration is equal to or less than fair market value (i.e. any amounts in excess of fair market value shall be Sublicensing Revenue); and (c) amounts received from sublicensees in respect of any Fibrocell Product sales that are included in Net Sales.

1.56 “Superior Therapy” means a therapy in the Field that, based on the data then available, (a) demonstrably appears to offer either superior efficacy or safety or significantly lower cost of therapy, as compared with both (i) those therapies that are marketed (either by Fibrocell or others) at such time for the indication and (ii) those therapies that are being actively developed by Fibrocell for such indication; (b) demonstrably appears to represent a substantial

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

improvement over such existing therapies; and (c) has intellectual property protection and a regulatory approval pathway that, in each case, would not present a significant barrier to commercial development.

1.57 “Supplemental In-Licensed Third Party IP” has the meaning set forth in Section 3.9(a).

1.58 “Support Memorandum” has the meaning set forth in Section 11.2.

1.59 “Technology Access Fee” for the purposes of this Agreement has the meaning as set forth in Section 5.1.

1.60 “Term” has the meaning set forth in Section 10.1.

1.61 “Territory” means the United States of America.

1.62 “Third Party” means any individual or entity other than the Parties or their respective Affiliates.

1.63 “Third Security” means Third Security, LLC.

1.64 “US GAAP” means generally accepted accounting principles in the United States.

ARTICLE 2

SCOPE OF CHANNEL COLLABORATION; MANAGEMENT

2.1 Scope.

(a) Generally. The general purpose of the channel collaboration described in this Agreement will be to use the Intrexon Channel Technology to research, develop and Commercialize products for use in the Field (collectively, the “Fibroblast Program”). As provided below, the JSC shall establish, monitor, and govern projects for the Fibroblast Program. Either Party may propose potential projects in the Field for review and consideration by the JSC.

2.2 Committees.

(a) Generally. The Parties desire to establish several committees (collectively, “Committees”) to oversee the Fibroblast Program and to facilitate communications between the Parties with respect thereto. Each of such Committees shall have the responsibilities and authority allocated to it in this Article 2. Each of the Committees shall have the obligation to exercise its authority consistent with the respective purpose for such Committee as stated herein and any such decisions shall be made in good faith.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Formation and Purpose. Promptly following the Effective Date, the Parties shall confer and then create the Committees listed in the chart below, each of which shall have the purpose indicated in the chart. To the extent that after conferring both Parties agree that a given Committee need not be created until a later date, the Parties may agree to defer the creation of the Committee until one Party informs the other Party of its then desire to create the so-deferred Committee, at which point the Parties will thereafter promptly create the so-deferred Committee and schedule a meeting of such Committee within one (1) month.

Committee	Purpose
Joint Steering Committee (“JSC”)	Establish projects for the Fibroblast Program and establish the priorities, as well as approve budgets for such projects. Approve all subcommittee projects and plans. The JSC shall establish budgets not less than on a quarterly basis.

Chemistry, Manufacturing and Controls Committee (“CMCC”)	Establish project plans and review and approve activities and budgets for chemistry, manufacturing, and controls under the Fibroblast Program.

Clinical/Regulatory Committee (“CRC”)	Review and approve all research and development plans, clinical projects and publications, and regulatory filings and correspondence under the Fibroblast Program; review and approve itemized budgets with respect to the foregoing.

Commercialization Committee (“CC”)	Establish project plans and review and approve activities and budgets for Commercialization activities under the Fibroblast Program.

Intellectual Property Committee (“IPC”)	Evaluate intellectual property issues in connection with the Fibroblast Program; review and approve itemized budgets with respect to the foregoing.

2.3 General Committee Membership and Procedure.

(a) Membership. For each Committee, each Party shall designate an equal number of representatives (not to exceed four (4) for each Party) with appropriate expertise to serve as members of such Committee. For the JSC the representatives must all be employees of

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

such Party or an Affiliate of such Party, and for Committees other than the JSC the representatives must all be employees of such Party or an Affiliate of such Party with the caveat that each Party may designate for each such other Committee up to one (1) representative who is not an employee if : (i) such non-employee representative agrees in writing to be bound to the terms of this Agreement for the treatment and ownership of Confidential Information and Inventions of the Parties, and (ii) the other Party consents to the designation of such non-employee representative, which consent shall not be unreasonably withheld. For purposes of this Section 2.3, employees of Third Security may, at Intrexon’s election, serve as members of a Committee as if they were employees of Intrexon. Each representative as qualified above may serve on more than one (1) Committee as appropriate in view of the individual’s expertise. Each Party may replace its Committee representatives at any time upon written notice to the other Party. Each Committee shall have a chairperson; the chairperson of each committee shall serve for a two-year term and the right to designate which representative to the Committee will act as chairperson shall alternate between the Parties, with Fibrocell selecting the chairperson first for the JSC, CRC and CC, and Intrexon selecting the chairperson first for the CMCC and IPC. The chairperson of each Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within fifteen (15) days thereafter.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every six (6) months, with the caveat that both Parties may agree to suspend activities of a given Committee other than the JSC until such time as one Party informs the other Party of its then desire to reactivate the so-suspended Committee, at which point the Parties will thereafter schedule and hold the next meeting for the reactivated Committee within one (1) month. Meetings of any Committee may be held in person or by means of telecommunication (telephone, video, or web conferences). To the extent that a Committee holds any meetings in person, the Parties will alternate in designating the location for such in-person meetings, with Fibrocell selecting the first meeting location for each Committee. A reasonable number of additional representatives of a Party may attend meetings of a Committee in a non-voting capacity. Each Party shall be responsible for all of its own expenses of participating in any Committee excepting that an Intrexon employee or agent serving on a Committee shall not prevent Intrexon from recouping the Fully Loaded Costs otherwise derived from the labor of that employee or agent in the course of providing manufacturing or support services as set forth in Sections 4.6 and 4.7 below.

(c) Meeting Agendas. Each Party will disclose to the other proposed agenda items along with appropriate information at least three (3) business days in advance of each meeting of the applicable Committee; provided, that a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting.

(d) Limitations of Committee Powers. Each Committee shall have only such powers as are specifically delegated to it hereunder or from time to time as agreed to in

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

writing by the mutual consent of the Parties and shall not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, no Committee shall have any power to amend this Agreement. Any amendment to the terms and conditions of this Agreement shall be implemented pursuant to Section 12.7 below.

2.4 Committee Decision-Making. If a Committee is unable to reach unanimous consent on a particular matter within thirty (30) days of its initial consideration of such matter, then either Party may provide written notice of such dispute to the Executive Officer of the other Party. The Executive Officers of each of the Parties will meet at least once in person or by means of telecommunication (telephone, video, or web conferences) to discuss the dispute and use their good faith efforts to resolve the dispute within thirty (30) days after submission of such dispute to the Executive Officers. If any such dispute is not resolved by the Executive Officers within thirty (30) days after submission of such dispute to such officers, then the Executive Officer of the Party specified in the applicable subsection below shall have the authority to finally resolve such dispute acting in good faith.

(a) Casting Vote at JSC. If a dispute at the JSC is not resolved pursuant to Section 2.4 above, then the Executive Officer of Fibrocell shall have the authority to finally resolve such dispute.

(b) Casting Vote at CMCC. If a dispute at the CMCC is not resolved pursuant to Section 2.4 above, then (i) in the case of any disputes relating to the Intrexon Materials, the manufacture of a Fibrocell Product’s active pharmaceutical ingredient, the use of Intrexon Channel Technology or Intrexon IP in the manufacture of an Improved Product’s active pharmaceutical ingredient, or the manufacturing of other components of Fibrocell Products or Improved Products contracted for or manufactured by Intrexon or reasonable controls regarding the dissemination of Intrexon Technology, Intrexon IP or Intrexon Materials, the Executive Officer of Intrexon shall have the authority to finally resolve such dispute; and (ii) in the case of any other disputes, the Executive Officer of Fibrocell shall have the authority to finally resolve such dispute.

(c) Casting Vote at CRC. If a dispute at the CRC is not resolved pursuant to Section 2.4 above, then the Executive Officer of Fibrocell shall have the authority to finally resolve such dispute.

(d) Casting Vote at CC. If a dispute at the CC is not resolved pursuant to Section 2.4 above, then the Executive Officer of Fibrocell shall have the authority to finally resolve such dispute.

(e) Casting Vote at IPC. If a dispute at the IPC is not resolved pursuant to Section 2.4 above, then the Executive Officer of Intrexon shall have the authority to finally resolve such dispute, provided that such authority shall be shared by the Parties with respect to Product-Specific Program Patents (i.e., neither Party shall have the casting vote on such matters, and any such disputes shall be resolved pursuant to Article 11).

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(f) Other Committees. If any additional Committee other than those set forth in Section 2.2(b) is formed, then the Parties shall, at the time of such formation, agree on which Party shall have the authority to finally resolve a dispute that is not resolved pursuant to Section 2.4 above.

(g) Restrictions. Neither Party shall exercise its right to finally resolve a dispute at a Committee in accordance with this Section 2.4 in a manner that (i) excuses such Party from any of its obligations specifically enumerated under this Agreement; (ii) expands the obligations of the other Party under this Agreement; (iii) negates any consent rights or other rights specifically allocated to the other Party under this Agreement; (iv) purports to resolve any dispute involving the breach or alleged breach of this Agreement; (v) resolves a matter if the provisions of this Agreement specify that mutual agreement is required for such matter; or (vi) would require the other Party to perform any act that is inconsistent with applicable law.

ARTICLE 3

LICENSE GRANTS

3.1 Licenses to Fibrocell.

(a) Subject to the terms and conditions of this Agreement, Intrexon hereby grants to Fibrocell a license under the Intrexon IP to research, develop, use, make, have made, sell, and offer for sale Fibrocell Products and Improved Products in the Field in the Territory. Such license shall be exclusive (even as to Intrexon) with respect to any clinical development, selling, offering for sale or other Commercialization of Fibrocell Products and Improved Products in the Field, and shall be otherwise non-exclusive.

(b) Subject to the terms and conditions of this Agreement, Intrexon hereby grants to Fibrocell a non-exclusive, royalty-free license to use and display the Intrexon Trademarks, solely in connection with the Commercialization of Fibrocell Products and Improved Products in the promotional materials, packaging, and labeling for Fibrocell Products and Improved Products, as provided under and in accordance with Section 4.9.

3.2 Sublicensing. Except as provided below, Fibrocell shall not sublicense the rights granted under Section 3.1 to any Third Party, or transfer the Intrexon Materials to any Third Party, or otherwise grant any Third Party the right to research, develop, use, or Commercialize Fibrocell Products or Improved Products or use or display the Intrexon Trademarks, in each case except with Intrexon’s written consent, which written consent may be withheld in Intrexon’s sole discretion. Notwithstanding the foregoing, Fibrocell shall have a limited right to sublicense under the circumstances described in Sections 3.2(a) and 3.2(b).

(a) Fibrocell may transfer, to the extent reasonably necessary, Intrexon Materials that are or express active pharmaceutical ingredients to a Third Party contractor performing contract manufacturing, fill, and/or finish responsibilities for Fibrocell Products or Improved Products, and may in connection therewith grant limited sublicenses necessary to

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enable such Third Party to perform such activities. If Fibrocell transfers any Intrexon Materials under this Section 3.2(a), Fibrocell will remain obligated to ensure that the rights of Intrexon in and to the Intrexon Materials and Intrexon IP and under the provisions of Articles 6 and 7 of this Agreement are not violated by any such Third Party contractor.

(b) Fibrocell may, with Intrexon’s written consent, which consent cannot be unreasonably withheld, sublicense the rights granted under Section 3.1 to an Affiliate, or transfer the Intrexon Materials to an Affiliate, or grant an Affiliate the right to research, develop, use, or Commercialize Fibrocell Products or Improved Products or use or display the Intrexon Trademarks. In the event that Intrexon consents to any such grant or transfer to an Affiliate, Fibrocell shall remain responsible for, and be guarantor of, the performance by any such Affiliate and shall cause such Affiliate to comply with the provisions of this Agreement in connection with such performance (as though such Affiliate were Fibrocell), including any payment obligations owed to Intrexon hereunder.

3.3 Limitation on Sublicensees. None of the enforcement rights under the Intrexon Patents that are granted to Fibrocell pursuant to Section 6.3 shall be transferred to, or exercised by, a sublicensee except with Intrexon’s prior written consent, which may be withheld in Intrexon’s sole discretion.

3.4 No Non-Permitted Use. Fibrocell hereby covenants that it shall not, nor shall it permit any Affiliate or, if applicable, (sub)licensee, to use or practice, directly or indirectly, any Intrexon IP, Intrexon Channel Technology, or Intrexon Materials for any purposes other than those expressly permitted by this Agreement.

3.5 Exclusivity. Neither Intrexon nor its Affiliates shall make the Intrexon Channel Technology or Intrexon Materials available to any Third Party for the purpose of developing or Commercializing products in the Field (except as set forth in Section 3.2), and neither Intrexon nor any Affiliate shall pursue (either by itself or with a Third Party or Affiliate) the research, development or Commercialization of any product for purpose of sale in the Field, outside of the Fibroblast Program. Further, other than with respect to developing new indications for the Existing Product outside of the Fibroblast Program, neither Fibrocell nor its Affiliates shall pursue (either by itself or with a Third Party or Affiliate) outside of the Fibroblast Program the research, development or Commercialization of any product for purpose of sale in the Field where such products would compete with Fibrocell Products. For the avoidance of doubt, Fibrocell may pursue development and implementation of manufacturing changes designed to reduce the COGS of the Existing Product outside of the Fibroblast Program so long as such does not utilize Intrexon Channel Technology or utilize Third Party gene or cell modification technology in leiu of using Intrexon Channel Technology.

3.6 Off Label Use. For purpose of clarity, (a) following the Commercial Sale of a Fibrocell Product or Improved Product, the use by direct or indirect purchasers or other users of Fibrocell Products or Improved Products outside the Field (i.e. “off label use”) shall not constitute a breach by Fibrocell of the terms of Section 3.3, 3.4 or 3.5, provided that neither Fibrocell nor its Affiliate (nor any Third Party under contract with either of them) marketed or

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promoted Fibrocell Products or Improved Products for such off-label use; and (b) following the Commercial Sale of a product by Intrexon, an Intrexon Affiliate, or a Third Party sublicensee, collaborator, or partner of Intrexon, the use by direct or indirect purchasers or other users of such products in the Field (i.e. “off label use”) shall not constitute a breach by Intrexon of the terms of Section 3.5, provided that neither Intrexon nor its Affiliate (nor any Third Party under contract with either of them) marketed or promoted such products for such off-label use.

3.7 No Prohibition on Intrexon. Except as explicitly set forth in Sections 3.1 and 3.5, nothing in this Agreement shall prevent Intrexon from practicing or using the Intrexon Materials, Intrexon Channel Technology, and Intrexon IP for any purpose, and to grant to Third Parties the right to do the same. Without limiting the generality of the foregoing, Fibrocell acknowledges that Intrexon has all rights, in Intrexon’s sole discretion, to make the Intrexon Materials, Intrexon Channel Technology (including any active pharmaceutical ingredient used in a Fibrocell Product), and Intrexon IP available to Third Party channel partners or collaborators for use in fields outside the Field.

3.8 Rights to Clinical and Regulatory Data. Fibrocell shall own and control all clinical data and regulatory filings relating to Commercialization of Fibrocell Products and Improved Products during the Term. Fibrocell shall provide at Intrexon’s request full copies of all clinical and non-clinical data and reports, regulatory filings, and communications from regulatory authorities that relate specifically and solely to Fibrocell Products. To the extent that there exist any clinical and non-clinical data and reports, regulatory filings, and communications from regulatory authorities owned by Fibrocell that relate both to Fibrocell Products and other products produced by Fibrocell outside the Field or relate to an Improved Product, Fibrocell shall provide to Intrexon upon Intrexon’s request copies of the portions of such data, reports, filings, and communications that relate to Fibrocell Products or relate to Intrexon’s contribution to the Improved Product. Subject to its ongoing obligations of exclusivity under Section 3.5 and regarding off label use under 3.6, Intrexon shall be permitted, directly or in conjunction with or through partners or other channel collaborators, to reference this data, reports, filings, and communications relating to Fibrocell Products and Improved Products in regulatory filings made to obtain regulatory approval for products indicated for use in fields outside the Field. Intrexon shall have the right to use any such information in developing and Commercializing products outside the Field and to license any Third Parties to do so. Notwithstanding the provisions of this Section 3.8, Intrexon shall not, outside of the Fibroblast Program, utilize knowingly any Fibrocell clinical and non-clinical data or reports in support of obtaining regulatory approval for a product for use in the Field.

3.9 Third Party Licenses.

(a) [*****] shall obtain [*****] any licenses from Third Parties that are required in order to practice the Intrexon Channel Technology in the Field where the licensed intellectual property is reasonably necessary for Intrexon to conduct genetic and cell engineering and related analytic activities under JSC established plans for the Fibroblast Program (but specifically excluding intellectual property directed to any processes or methods for harvesting, culturing, formulating, or otherwise manufacturing Fibrocell Products or Improved Products, or

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to any methods of treating humans with fibroblasts or administering fibroblasts for purposes of therapy in the Field) (“Supplemental In-Licensed Third Party IP”). Other than with respect to Supplemental In-Licensed Third Party IP, [*****] shall be solely responsible for obtaining [*****] any licenses from Third Parties that [*****] determines, in its sole discretion, are required in order to lawfully make, use, sell, offer for sale, or import Fibrocell Products (“Complementary In-Licensed Third Party IP”). Supplemental In-Licensed Third Party IP and Complementary In-Licensed Third Party IP are collectively referred to as “In-Licensed Program IP”.

(b) In the event that either Party desires to license from a Third Party any Supplemental In-Licensed Third Party IP or Complementary In-Licensed Third Party IP, such Party shall so notify the other Party, and the IPC shall discuss such In-Licensed Program IP and its applicability to the Fibrocell Products and to the Field. As provided above in Section 3.9(a), [*****] shall have the sole right and responsibility to pursue a license under Supplemental In-Licensed Third Party IP, and [*****] hereby covenants that it shall not itself directly license such Supplemental In-Licensed Third Party IP at any time, provided that [*****] may (but shall not be obligated to) obtain such a license directly if the Third Party owner or licensee of such Supplemental In-Licensed Third Party IP brings an infringement action against [*****] or its Affiliates and, after written notice to [*****] of such action, [*****] fails to obtain a license to such Supplemental In-Licensed Third Party IP using Diligent Efforts within ninety (90) days after such notice. Following the IPC’s discussion of any Complementary In-Licensed Third Party IP, subject to Section 3.9(c), [*****] shall have the right to pursue a license under Complementary In-Licensed Third Party IP [*****]. For the avoidance of doubt, [*****] may at any time obtain a license under Complementary In-Licensed Third Party IP outside the Field [*****] provided that if [*****] decides to seek to obtain such a license, it shall use reasonable efforts to coordinate its licensing activities in this regard with [*****].

(c) [*****] shall provide the proposed terms of any license under Complementary In-Licensed Third Party IP and the final version of the definitive license agreement for any Complementary In-Licensed Third Party IP to the IPC for review and discussion prior to signing, and shall consider [*****] comments thereto in good faith. To the extent that [*****] obtains a license under Supplemental In-Licensed Third Party IP, [*****] shall provide the final version of the definitive license agreement for such Supplemental In-Licensed Third Party IP to the IPC. If [*****] acquires rights under any In-Licensed Program IP outside the Field, it will do so on a non-exclusive basis unless it obtains the prior written consent of [*****] for such license outside the Field to be exclusive. Any Party that is pursuing a license to any In-Licensed Program IP with respect to the Field under this Section 3.9 shall keep the other Party reasonably informed of the status of any negotiations relating thereto. For purposes of clarity, (i) any costs incurred by [*****] in obtaining and maintaining licenses to Supplemental In-Licensed Third Party IP shall be borne solely by [*****], and (ii) any costs incurred by [*****] in obtaining and maintaining licenses to Complementary In-Licensed Third Party IP (and, to the limited extent provided in subsection (b), Supplemental In-Licensed Third Party IP) shall be borne solely by [*****].

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(d) For any Third Party license under which Fibrocell or its Affiliates obtain a license under Patents claiming inventions or know-how specific to or used or incorporated into the development, manufacture, and/or Commercialization of Fibrocell Products, Fibrocell shall use commercially reasonable efforts to ensure that Fibrocell will have the ability, pursuant to Section 10.4(h), to assign such agreement to Intrexon or grant a sublicense to Intrexon thereunder (having the scope set forth in Section 10.4(h)).

(e) The licenses granted to Fibrocell under Section 3.1 may include sublicenses under Intrexon IP that has been licensed to Intrexon by one or more Third Parties. Any such sublicenses are subject to the terms and conditions set forth in the applicable upstream license agreement, subject to the cost allocation set forth in Section 3.9(c), provided that Intrexon shall either provide unredacted copies of such upstream license agreements to Fibrocell or shall disclose in writing to Fibrocell all of such terms and conditions that are applicable to Fibrocell. Fibrocell shall not be responsible for complying with any provisions of such upstream license agreements unless, and to the extent that, such provisions have been disclosed to Fibrocell as provided in the preceding sentence.

(f) If either Party receives notice from a Third Party concerning activities of a Party taken in conjunction with performance of obligations under this Agreement, which notice alleges infringement by a Party of, or offers license under, Patents or other intellectual property rights owned or controlled by that Third Party, the receiving Party shall inform the other party thereof within five (5) business days.

3.10 Licenses to Intrexon. Subject to the terms and conditions of this Agreement, Fibrocell hereby grants to Intrexon a non-exclusive, worldwide, fully-paid, royalty-free license, under any applicable Patents or other intellectual property Controlled by Fibrocell or its Affiliates, solely to the extent necessary for Intrexon to conduct those responsibilities assigned to it under this Agreement, which license shall be sublicensable solely to Intrexon’s Affiliates or to any of Intrexon’s permitted subcontractors.

3.11 Restrictions Relating to Intrexon Materials. Fibrocell and its permitted sublicensees shall use the Intrexon Materials solely for purposes of the Fibroblast Program and not for any other purpose without the prior written consent of Intrexon. With respect to the Intrexon Materials comprising Intrexon’s vector assembly technology, Fibrocell shall not, and shall ensure that Fibrocell personnel and permitted sublicensees do not, except as otherwise permitted in this Agreement (a) distribute, sell, lend or otherwise transfer such Intrexon Materials to any Third Party; (b) co-mingle such Intrexon Materials with any other proprietary biological or chemical materials without Intrexon’s written consent; or (c) analyze such Intrexon Materials or in any way attempt to reverse engineer or sequence such Intrexon Materials.

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ARTICLE 4

OTHER RIGHTS AND OBLIGATIONS

4.1 Development and Commercialization. Subject to Sections 4.6 and 4.7, Fibrocell shall be solely responsible for the development and Commercialization of Fibrocell Products and Improved Products. Fibrocell shall be responsible for all costs incurred in connection with the Fibroblast Program except that Intrexon shall be responsible for the following: (a) costs of establishing manufacturing capabilities and facilities in connection with Intrexon’s manufacturing obligation under Section 4.6 (provided, however, that Intrexon may include an allocable portion of such costs, through depreciation and amortization, when calculating the Fully Loaded Cost of manufacturing a Fibrocell Product, to the extent such allocation, depreciation, and amortization is permitted by US GAAP, it being recognized that the majority of non-facilities scale-up costs cannot be capitalized and amortized under US GAAP); (b) costs of basic research with respect to the Intrexon Channel Technology and Intrexon Materials (i.e., platform improvements) but, for clarity, excluding research described in Section 4.7 or research requested by the JSC for the development of a Fibrocell Product or an Improved Product (which research costs shall be reimbursed by Fibrocell); (c) [*****]; and (d) costs of filing, prosecution and maintenance of Intrexon Patents. The costs encompassed within subsection (a) above shall include the scale-up of Intrexon Materials and related active pharmaceutical ingredients for clinical trials and Commercialization of Fibrocell Products undertaken pursuant to Section 4.6, which shall be at Intrexon’s cost whether it elects to conduct such efforts internally or through Third Party contractors retained by either Intrexon or Fibrocell (with Intrexon’s consent).

4.2 Transfer of Technology and Information. The JSC shall develop a plan and protocol for each project and timing for the transfer of relevant Information and materials between the Parties.

4.3 Information and Reporting. Fibrocell will keep Intrexon informed about Fibrocell’s efforts to develop and Commercialize Fibrocell Products and Improved Products, including reasonable and accurate summaries of Fibrocell’s (and its Affiliates’ and, if applicable, (sub)licensees’) development plans (as updated), including preclinical, clinical and regulatory plans, marketing plans (as updated), progress towards meeting the goals and milestones in such plans and explanations of any material deviations, significant developments in the development and/or Commercialization of the Fibrocell Products and Improved Products, including initiation or completion of a clinical trial, submission of a United States or international regulatory filing, receipt of a response to such United States or international regulatory filing, clinical safety event, receipt of Regulatory Approval, or commercial launch, and manufacturing and pricing information, including data evidencing current COGS for any Existing Products. As set forth in Section 3.8 above, Fibrocell shall also provide to Intrexon copies of all final preclinical protocols and reports, final clinical protocols and reports, and regulatory correspondence and filings generated by Fibrocell as soon as practical after they become available. Intrexon will keep Fibrocell informed about Intrexon’s efforts (a) to establish manufacturing capabilities and facilities for Fibrocell Products and Improved Products (and Intrexon Materials relevant thereto)

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and otherwise perform its manufacturing responsibilities under Section 4.6 and (b) to undertake discovery-stage research for the Fibroblast Program with respect to the Intrexon Channel Technology and Intrexon Materials. Unless otherwise provided herein or directed by the JSC in accord with Section 4.2 above, such disclosures by Fibrocell and Intrexon will be made in the course of JSC meetings at least once every six (6) months while Fibrocell Products and Improved Products are being developed or Commercialized anywhere in the world, and shall be reflected in the minutes of such meetings.

4.4 Regulatory Matters. At all times after the Effective Date, Fibrocell shall own and maintain, at its own cost, all regulatory filings and regulatory approvals for Fibrocell Products and Improved Products that Fibrocell is developing or Commercializing pursuant to this Agreement. As such, Fibrocell shall be responsible for reporting all adverse events related to such Fibrocell Products and Improved Products to the appropriate regulatory authorities in the relevant countries, in accordance with the applicable laws and regulations of such countries. To the extent that Intrexon will itself develop, or in collaboration with other third parties develop, Intrexon Materials outside of the Field, Intrexon may request that Fibrocell and Intrexon establish and execute a separate safety data exchange agreement, which agreement will address and govern the timely exchange of safety information generated by Fibrocell, Intrexon, and relevant third parties with respect to specific Intrexon Materials. The decision to list or not list Patents in any regulatory filing for a Fibrocell Product (for example, as required by 21 C.F.R. § 314.53(b)), add or delete a Patent from a regulatory filing, or to otherwise identify a Patent to a third party in compliance with laws or regulations relating to regulatory approvals (for example, in compliance with 42 U.S.C. § 262(a)(1)(A)(k) et seq.) shall be determined by Intrexon, after consultation with Fibrocell, except with respect to Product Specific Program Patents, which will be mutually determined by the Parties.

4.5 Diligence.

(a) Fibrocell shall use, and shall require its sublicensees to use, Diligent Efforts to develop and Commercialize Fibrocell Products and Improved Products.

(b) Without limiting the generality of the foregoing, Intrexon may, from time to time, notify Fibrocell that it believes it has identified a Superior Therapy, and in such case Intrexon shall provide to Fibrocell its then-available information about such therapy and reasonable written support for its conclusion that the therapy constitutes a Superior Therapy. Fibrocell shall have the following obligations with respect to such proposed Superior Therapy: (i) within sixty (60) days after such notification, Fibrocell shall prepare and deliver to the JSC for review and approval a development plan detailing how Fibrocell will pursue the Superior Therapy (including a proposed budget); (ii) Fibrocell shall revise the development plan as directed by the JSC; and (iii) following approval of the development plan by the JSC, Fibrocell shall use Diligent Efforts to pursue the development of the Superior Therapy under the Fibroblast Program in accordance with such development plan. If Fibrocell fails to comply with the foregoing obligations, or if Fibrocell unreasonably exercises its casting vote at the JSC to either (x) prevent the approval of a development plan for a Superior Therapy; (y) delay such approval more than sixty (60) days after delivery of the development plan to the JSC; or (z) approve a

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development plan that is insufficient in view of the nature and magnitude of the opportunity presented by the Superior Therapy, then Intrexon shall have the termination right set forth in Section 10.2(c) (subject to the limitation set forth therein). For clarity, any dispute arising under this 4.5, including any dispute as to whether a proposed project constitutes a Superior Therapy (as with any other dispute under this Agreement) shall be subject to dispute resolution in accordance with Article 11.

(c) The activities of Fibrocell’s Affiliates and any permitted sublicensees shall be attributed to Fibrocell for the purposes of evaluating Fibrocell’s fulfillment of the obligations set forth in this Section 4.5.

4.6 Manufacturing. Intrexon shall have the option and, in the event it so elects, shall use Diligent Efforts, to perform any manufacturing activities in connection with the Fibroblast Program that relate to the Intrexon Materials. To the extent that Intrexon so elects, Intrexon may request that Fibrocell and Intrexon establish and execute a separate manufacturing and supply agreement, which agreement will establish and govern the production, quality assurance, and regulatory activities associated with manufacture of Intrexon Materials. Except as provided in Section 4.1, any manufacturing undertaken by Intrexon pursuant to the preceding sentence shall be performed in exchange for cash payments equal to Intrexon’s Fully Loaded Cost in connection with such manufacturing, on terms to be negotiated by the Parties in good faith. In the event that Intrexon does not manufacture Intrexon Materials, bulk drug product or bulk quantities of other components of Fibrocell Products, then Intrexon shall provide to Fibrocell or a contract manufacturer selected by Fibrocell and approved by Intrexon all Information Controlled by Intrexon that is related to the manufacturing of such Intrexon Materials, bulk drug product or bulk qualities of other components of Fibrocell Products, for use in the Field and is reasonably necessary to enable Fibrocell or such contract manufacturer (as appropriate) for the sole purpose of manufacturing such Intrexon Materials, bulk drug product or bulk quantities of other components of Fibrocell Products, in each case as manufactured by Intrexon. The costs and expenses incurred by Intrexon in carrying out such transfer shall be borne by Intrexon. Any manufacturing Information transferred hereunder to Fibrocell or its contract manufacturer shall not be further transferred to any Third Party, including any Product Sublicensee, or any Fibrocell Affiliate without the prior written consent of Intrexon; provided, however, that Intrexon shall not unreasonably withhold such consent if necessary to permit Fibrocell to switch manufacturers.

4.7 Support Services. The JSC will meet promptly following the Effective Date and establish a plan under which Intrexon will provide support services to Fibrocell for the research and development of Fibrocell Products and Improved Products under the Fibroblast Program, which initial plan may be amended from time to time by the JSC. Fibrocell will compensate Intrexon for such support services with cash payments equal to Intrexon’s Fully Loaded Cost in connection with such services. Additionally, from time to time, on an ongoing basis, Fibrocell shall request, or Intrexon may propose, that Intrexon perform certain additional support services with respect to researching and developing new Fibrocell Products or improving the manufacturing or processing methods for the Existing Product to produce Improved Products. To the extent that the Parties mutually agree that Intrexon should perform such

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additional services, the Parties shall negotiate in good faith the terms under which services would be performed, it being understood that Intrexon would be compensated for such services by cash payments equal to Intrexon’s Fully Loaded Cost in connection with such services.

4.8 Compliance with Law. Each Party shall comply, and shall ensure that its Affiliates, (sub)licensees and Third Party contractors comply, with all applicable laws, regulations, and guidelines applicable to the Fibroblast Program, including without limitation those relating to the transport, storage, and handling of Intrexon Materials, Fibrocell Products, and Improved Products.

4.9 Trademarks and Patent Marking. To the extent permitted by applicable law and regulations, Fibrocell shall ensure that the packaging, promotional materials, and labeling for Fibrocell Products and Improved Products shall carry, in a conspicuous location, the applicable Intrexon Trademark(s), subject to Fibrocell’s reasonable approval of the size, position, and location thereof. Consistent with the U.S. patent laws, Fibrocell shall ensure that Fibrocell Products and Improved Products, or their respective packaging or accompanying literature as appropriate, bear applicable and appropriate patent markings for Intrexon Patent numbers. Fibrocell shall provide Intrexon with copies of any materials containing the Intrexon Trademarks or patent markings prior to using or disseminating such materials, in order to obtain Intrexon’s approval thereof. Fibrocell’s use of the Intrexon Trademarks and patent markings shall be subject to prior review and approval of the IPC. Fibrocell acknowledges Intrexon’s sole ownership of the Intrexon Trademarks and agrees not to take any action inconsistent with such ownership. Fibrocell covenants that it shall not use any trademark confusingly similar to any Intrexon Trademarks in connection with any products (including any Fibrocell Product or Improved Product). From time to time during the Term, Intrexon shall have the right to obtain from Fibrocell samples of Fibrocell Product or Improved Product sold by Fibrocell or its Affiliates or sublicensees, or other items which reflect public uses of the Intrexon Trademarks or patent markings, for the purpose of inspecting the quality of such Fibrocell Products or Improved Products, the use of the Intrexon Trademarks, or the accuracy of the patent markings. In the event that Intrexon inspects under this Section 4.9, Intrexon shall notify the result of such inspection to Fibrocell in writing thereafter. Fibrocell shall comply with reasonable policies provided by Intrexon from time-to-time to maintain the goodwill and value of the Intrexon Trademarks.

4.10 Reporting Compliance. During the Term, in the event that Intrexon notifies Fibrocell that Intrexon has reasonably concluded, after consultation with its outside advisors, that Intrexon will have to consolidate Fibrocell’s financial statements with its own, for so long as Intrexon reasonably believes that such consolidation is necessary, Fibrocell shall comply with the following additional obligations:

(a) Fibrocell shall maintain at its principal place of business or, upon notice to Intrexon, at such other place as Fibrocell shall determine:

(i) a copy of Fibrocell’s certificate of incorporation or organizational document and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

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(ii) a copy of this Agreement;

(iii) a copy of Fibrocell’s federal, state, and local income tax returns and reports, if any; and

(iv) minutes of meetings of Fibrocell’s board of directors and shareholders or actions by written consent in lieu thereof, redacted as necessary by Fibrocell to exclude any sensitive or confidential information that Intrexon, by operation of law or contractual stipulation, is not permitted to receive.

(b) Fibrocell shall keep its books and records consistent with US GAAP.

(c) Intrexon at its own expense and upon reasonable notice, may examine any information it may reasonably request (including, to the extent Fibrocell has the right to provide such, the work papers of Fibrocell’s internal and independent auditors) and make copies of and abstracts from the financial and operating records and books of account of Fibrocell, and discuss the affairs, finances and accounts of Fibrocell with Fibrocell and independent auditors of Fibrocell, all at such reasonable times and as often as Intrexon or any agents or representatives of Intrexon may reasonably request. The rights granted pursuant to this Section 4.10(c) are expressly subject to compliance by Intrexon with the safety, security and confidentiality procedures and guidelines of Fibrocell, as such procedures and guidelines may be established from time to time.

(d) As soon as available but no later than ninety (90) days after the end of each fiscal year, Fibrocell shall cause to be prepared and Intrexon to be furnished with an audited balance sheet as of the last day of such fiscal year and an audited income statement, a statement of stockholders’ equity and statement of cash flows for Fibrocell for such fiscal year and notes associated with each, in each case prepared in accordance with US GAAP, together with a report of Fibrocell’s independent auditor that such statements have been prepared in accordance with US GAAP and present fairly, in all material respects, the financial position, results of operations and cash flows of Fibrocell.

(e) As soon as available but no later than forty five (45) days after the end of each calendar quarter, Fibrocell shall furnish the following to Intrexon an unaudited balance sheet as of the last day of such period, and an unaudited income statement, a statement of cash flows and a statement of stockholders’ equity for Fibrocell for such period, in each case prepared in accordance with US GAAP.

(f) As requested by Intrexon on no more than a quarterly basis, a certificate, executed by the Executive Officer of Fibrocell, certifying on behalf of Fibrocell the following:

(i) Fibrocell maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (1) transactions are executed with management’s authorization; (2) transactions

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are recorded as necessary to permit preparation of the consolidated financial statements of Fibrocell and to maintain accountability for Fibrocell’s consolidated assets; (3) access to the assets of Fibrocell is permitted only in accordance with management’s authorization; (4) the reporting of assets of Fibrocell is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis.

(ii) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; any such controls and procedures are effective to ensure that all material information concerning (ii)Fibrocell is made known on a timely basis to those individuals responsible for the preparation of any filings that may be required to be made by Intrexon with the SEC and other public disclosure documents.

(g) Fibrocell shall promptly prepare and furnish to Intrexon any information, whether written or oral, requested by Intrexon that is reasonably necessary for purposes of Intrexon’s ongoing compliance with applicable law.

4.11 Modification of Deadlines. The parties agree that the delivery deadlines in Section 4.10 will be modified to the extent necessary to ensure that such deliverables are provided by Fibrocell no less than thirty (30) days prior (inclusive of any cure period set forth in Section 10.2(a)) to the date necessary for Intrexon to meet any disclosure obligation under rules or regulations to which Intrexon may be or become subject from time to time. Intrexon will provide Fibrocell with notice as promptly as practicable regarding any changes in Intrexon’s disclosure obligations that would require a change in delivery deadlines or cure periods under this Section 4.11.

ARTICLE 5

COMPENSATION

5.1 Technology Access Fee. In partial consideration for Fibrocell’s appointment as an exclusive channel collaborator in the Field and the other rights granted to Fibrocell hereunder, Fibrocell shall issue to Intrexon, as an access fee for commercial license rights to the Intrexon IP granted under Section 3.1, certain equity interests in Fibrocell (each, a “Technology Access Fee”) in accordance with the terms and conditions of the Stock Issuance Agreement and the Registration Rights Agreement, each of even date herewith (collectively, the “Equity Agreements”). As set forth in the Equity Agreements, the Technology Access Fee will be that number of shares of Fibrocell common stock having a value equaling $3,293,800 (the number of shares to be calculated according to the terms of the Equity Agreements), and such shares issuance will occur contemporaneously with the execution of this Agreement and the Equity Agreements. Provided that all closing conditions for the Technology Access Fee Shares (as defined in the Equity Agreements) that are within the reasonable control of Intrexon have been satisfied or waived, the issuance of the Technology Access Fee Shares (as set forth in the Equity Agreements) is a condition subsequent to the effectiveness of this Agreement.

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5.2 Equity Agreements Control. All issuances of equity interests to Intrexon, or cash payments to Intrexon in lieu of equity, shall be in accordance with the terms and conditions of the Equity Agreements, which Equity Agreements shall control to the extent they may conflict with Section 5.1 of this Agreement.

5.3 Revenue Sharing.

(a) No later than thirty (30) days after each calendar quarter in which there were positive aggregate Net Sales arising from the sale of Fibrocell Products in the Field and Territory, Fibrocell shall pay to Intrexon a royalty based upon the aggregate net sales for all Fibrocell Products for the preceding calendar quarter as follows: a seven percent (7%) royalty on the first twenty-five million dollars ($25M) of aggregate Net Sales during that quarter, and a fourteen percent (14%) royalty on the portion of aggregate Net Sales during that quarter that exceed twenty-five million dollars ($25M). Commencing with the Effective Date, in the event that there are negative Net Sales for a particular Fibrocell Product in any calendar quarter, neither Fibrocell nor Intrexon shall owe any payments hereunder with respect to such Fibrocell Product. Any negative Net Sales that results from Excess Product Liability Costs may be carried forward to future quarters and offset against positive Net Sales in such future quarters for the same Fibrocell Product. Except as set forth in the preceding sentence, Fibrocell shall not be permitted to carry forward any negative Net Sales to subsequent quarters.

(b) No later than thirty (30) days after each calendar quarter in which Fibrocell or any Fibrocell Affiliate receives Sublicensing Revenue, Fibrocell shall pay to Intrexon fifty percent (50%) of such Sublicensing Revenue.

(c) No later than thirty (30) days after each calendar quarter in which there were COGS Savings realized from the sale of any Improved Product in the Field, Fibrocell shall pay to Intrexon a royalty equal to one-third (1/3) of the COGS Savings.

5.4 Method of Payment. Except for payments payable as and made in the form of equity interests, payments due to Intrexon under this Agreement shall be paid in United States dollars by wire transfer to a bank in the United States designated in writing by Intrexon. All references to “dollars” or “$” herein shall refer to United States dollars.

5.5 Payment Reports and Records Retention. Within thirty (30) days after the end of each calendar quarter during which Net Sales or COGS Savings have been generated, during which Sublicensing Revenue has been received, or during which a negative Net Sales has occurred, Fibrocell shall deliver to Intrexon a written report that shall contain at a minimum for the applicable calendar quarter:

(a) gross sales of each Fibrocell Product and each Improved Product (both on a country-by-country basis);

(b) itemized calculation of Net Sales, showing all applicable deductions;

(c) itemized calculation of Sublicensing Revenue;

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(d) itemized calculation of COGS Savings, showing the calculation of COGS for the Existing Product prior to being improved under the Fibroblast Program and the COGS calculation for the Improved Product (including any mutually agreed exclusions per Section 1.8);

(e) the amount of any negative Net Sales for the applicable calendar quarter, and any negative Net Sales amount carried forward from a prior quarter and applied during the present quarter (as per Section 5.3(a));

(f) the amount of the payment (if any) due pursuant to each of Sections 5.3(a) through 5.3(c);

(g) the amount of taxes, if any, withheld to comply with any applicable law; and

(h) the exchange rates used in any of the foregoing calculations.

For three (3) years after each sale of Fibrocell Product or Improved Product, or after incurring any component item Fibrocell incorporated into its calculation of Net Sales as reported to Intrexon, Fibrocell shall keep (and shall ensure that its Affiliates and, if applicable, (sub)licensees shall keep) complete and accurate records of such sales or component item in sufficient detail to confirm the accuracy of the payment calculations hereunder.

5.6 Audits.

(a) Upon the written request of Intrexon, Fibrocell shall permit an independent certified public accounting firm of internationally recognized standing selected by Intrexon, and reasonably acceptable to Fibrocell, to have access to and to review, during normal business hours and upon no less than thirty (30) days prior written notice, the applicable records of Fibrocell and its Affiliates to verify the accuracy and timeliness of the reports and payments made by Fibrocell under this Agreement. Such review may cover the records for sales made in any calendar year ending not more than three (3) years prior to the date of such request. The accounting firm shall disclose to both Parties whether the royalty reports and/or know-how reports conform to the provisions of this Agreement and/or US GAAP, as applicable, and the specific details concerning any discrepancies. Such audit may not be conducted more than once in any calendar year.

(b) If such accounting firm concludes that additional amounts were owed during such period, Fibrocell shall pay additional amounts, with interest from the date originally due as set forth in Section 5.8, within thirty (30) days of receipt of the accounting firm’s written report. If the amount of the underpayment is greater than five percent (5%) of the total amount actually owed for the period audited, then Fibrocell shall in addition reimburse Intrexon for all costs related to such audit; otherwise, Intrexon shall pay all costs of the audit. In the event of overpayment, any amount of such overpayment shall be fully creditable against amounts payable for the immediately succeeding calendar quarter(s).

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(c) Intrexon shall (i) treat all information that it receives under this Section 5.6 in accordance with the confidentiality provisions of Article 7 and (ii) cause its accounting firm to enter into an acceptable confidentiality agreement with Fibrocell obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, in each case except to the extent necessary for Intrexon to enforce its rights under this Agreement.

5.7 Taxes. The Parties will cooperate in good faith to obtain the benefit of any relevant tax treaties to minimize as far as reasonably possible any taxes which may be levied on any amounts payable hereunder. Fibrocell shall deduct or withhold from any payments any taxes that it is required by applicable law to deduct or withhold. Notwithstanding the foregoing, if Intrexon is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to Fibrocell or the appropriate governmental authority (with the assistance of Fibrocell to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Fibrocell of its obligation to withhold tax, and Fibrocell shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that Fibrocell has received evidence of Intrexon’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the payment is due. If, in accordance with the foregoing, Fibrocell withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to Intrexon proof of such payment within forty-five (45) days following that latter payment.

5.8 Late Payments. Any amount owed by Fibrocell to Intrexon under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the lower of (a) two percent (2%) per month, compounded, or (b) the highest rate permitted under applicable law.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Ownership.

(a) Subject to the license granted under Section 3.1, all rights in the Intrexon IP shall remain with Intrexon.

(b) Fibrocell and/or Intrexon may solely or jointly conceive, reduce to practice or develop discoveries, inventions, processes, techniques, and other technology, whether or not patentable, in the course of performing the Fibroblast Program (collectively “Inventions”). Each Party shall promptly provide the other Party with a detailed written description of any such Inventions that relate to the Field. Inventorship shall be determined in accordance with United States patent laws.

(c) Intrexon shall solely own all right, title and interest in all Inventions made with, using, or otherwise incorporating Intrexon Channel Technology, together with all Patent

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rights and other intellectual property rights therein (the “Channel-Related Program IP”). Fibrocell hereby assigns all of its right, title and interest in and to the Channel-Related Program IP to Intrexon. Fibrocell agrees to execute such documents and perform such other acts as Intrexon may reasonably request to obtain, perfect and enforce its rights to the Channel-Related Program IP and the assignment thereof.

(d) Notwithstanding anything to the contrary in this Agreement, any discovery, invention, process, technique, or other technology, whether or not patentable, that is conceived, reduced to practice or developed by Fibrocell solely or jointly through the use of the Intrexon Channel Technology, Intrexon IP, or Intrexon Materials in breach of the terms and conditions of this Agreement, together with all patent rights and other intellectual property rights therein, shall be solely owned by Intrexon and shall be included in the Channel-Related Program IP.

(e) All Information regarding Channel-Related Program IP shall be Confidential Information of Intrexon. Fibrocell shall be under appropriate written agreements with each of its employees, contractors, or agents working on the Fibroblast Program, pursuant to which such person shall grant all rights in the Inventions to Fibrocell (so that Fibrocell may convey certain of such rights to Intrexon, as provided herein) and agree to protect all Confidential Information relating to the Fibroblast Program.

6.2 Patent Prosecution.

(a) Intrexon shall have the sole right, but not the obligation, to (a) conduct and control the filing, prosecution and maintenance of the Intrexon Patents, and (b) conduct and control the filing, prosecution, and maintenance of any applications for patent term extension and/or supplementary protection certificates that may be available as a result of the regulatory approval of any Fibrocell Product. At the reasonable request of Intrexon, Fibrocell shall cooperate with Intrexon in connection with such filing, prosecution, and maintenance, at Intrexon’s expense. Under no circumstances shall Fibrocell (a) file, attempt to file, or assist anyone else in filing, or attempting to file, any Patent application, either in the United States or elsewhere, that claims or uses or purports to claim or use or relies for support upon an Invention owned by Intrexon, (b) use, attempt to use, or assist anyone else in using or attempting to use, the Intrexon Know-How, Intrexon Materials, or any Confidential Information of Intrexon to support the filing of a Patent application, either in the United States or elsewhere, that contains claims directed to the Intrexon IP, Intrexon Materials, or the Intrexon Channel Technology, or (c) without prior approval of the IPC, file, attempt to file, or assist anyone else in filing, or attempting to file, any application for patent term extension or supplementary protection certificate, either in the United States or elsewhere, that relies upon the regulatory approval of a Fibrocell Product.

(b) Fibrocell shall have the sole right, but not the obligation, to conduct and control the filing, prosecution and maintenance of any Patents claiming Inventions that are owned by Fibrocell or its Affiliates and not assigned to Intrexon under Section 6.1(c) (“Fibrocell Program Patents”). At the reasonable request of Fibrocell, Intrexon shall cooperate with Fibrocell in connection with such filing, prosecution, and maintenance, at Fibrocell’s expense.

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(c) The Prosecuting Party shall be entitled to use patent counsel selected by it and reasonably acceptable to the non-Prosecuting Party (including in-house patent counsel as well as outside patent counsel) for the prosecution of the Intrexon Patents and Fibrocell Program Patents, as applicable. The Prosecuting Party shall:

(i) regularly provide the other Party in advance with reasonable information relating to the Prosecuting Party’s prosecution of Patents hereunder, including by providing copies of substantive communications, notices and actions submitted to or received from the relevant patent authorities and copies of drafts of filings and correspondence that the Prosecuting Party proposes to submit to such patent authorities (it being understood that, to the extent that any such information is readily accessible to the public, the Prosecuting Party may, in lieu of directly providing copies of such information to such other Party, provide such other Party with sufficient information that will permit such other Party to access such information itself directly);

(ii) consider in good faith and consult with the non-Prosecuting Party regarding its timely comments with respect to the same; provided, however, that if, within fifteen (15) days after providing any documents to the non-Prosecuting Party for comment, the Prosecuting Party does not receive any written communication from the non-Prosecuting Party indicating that it has or may have comments on such document, the Prosecuting Party shall be entitled to assume that the non-Prosecuting Party has no comments thereon;

(iii) consult with the non-Prosecuting Party before taking any action that would reasonably be expected to have a material adverse impact on the scope of claims within the Intrexon Patents and Fibrocell Program Patents, as applicable.

As used above “Prosecuting Party” means Intrexon in the case of Intrexon Patents and Fibrocell in the case of Fibrocell Program Patents.

6.3 Infringement of Patents by Third Parties.

(a) Except as expressly provided in the remainder of this Section 6.3, Intrexon shall have the sole right to take appropriate action against any person or entity directly or indirectly infringing any Intrexon Patent (or asserting that an Intrexon Patent is invalid or unenforceable) (collectively, “Infringement”), either by settlement or lawsuit or other appropriate action.

(b) Notwithstanding the foregoing, Fibrocell shall have the first right, but not the obligation, to take appropriate action to enforce Product-Specific Program Patents against any Infringement that involves a commercially material amount of allegedly infringing activities in the Field (“Field Infringement”), either by settlement or lawsuit or other appropriate action. If Fibrocell exercises the foregoing right, Intrexon agrees to be named in any such action if required. If Fibrocell fails to take the appropriate steps to enforce Product-Specific Program

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Patents against any Field Infringement within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 6.3(g) of such Field Infringement, then Intrexon shall have the right (but not the obligation), at its own expense, to enforce Product-Specific Program Patents against such Field Infringement, either by settlement or lawsuit or other appropriate action.

(c) With respect to any Field Infringement that cannot reasonably be abated through the enforcement of Product-Specific Program Patents pursuant to Section 6.3(b) but can reasonably be abated through the enforcement of Intrexon Patent(s) (other than the Product-Specific Program Patents), Intrexon shall be obligated to choose one of the following courses of action: (i) enforce one or more of the applicable Intrexon Patent(s) in a commercially reasonable manner against such Field Infringement, or (ii) [*****]. To the extent Fibrocell shall be entitled to a share of the Recovery a set forth in Section 6.3(f), Intrexon and Fibrocell shall bear the costs and expenses of such enforcement equally. The determination of which Intrexon Patent(s) to assert shall be made by Intrexon in its sole discretion; provided, however, that Intrexon shall consult in good faith with Fibrocell on such determination. For the avoidance of doubt, Intrexon has no obligations under this Agreement to enforce any Intrexon Patents against, or otherwise abate, any Infringement that is not a Field Infringement.

(d) In the event a Party pursues an action under this Section 6.3, the other Party shall reasonably cooperate with the enforcing Party with respect to the investigation and prosecution of any alleged, threatened, or actual Infringement, at the enforcing Party’s expense (except with respect to an action under Section 6.3(c), where all costs and expenses will be shared equally in accordance with terms thereof).

(e) Fibrocell shall not settle or otherwise compromise any action under this Section 6.3 in a way that diminishes the rights or interests of Intrexon outside the Field or adversely affects any Intrexon Patent without Intrexon’s prior written consent, which consent shall not be unreasonably withheld. Intrexon shall not settle or otherwise compromise any action under this Section 6.3 in a way that diminishes the rights or interests of Fibrocell in the Field or adversely affects any Intrexon Patent with respect to the Field without Fibrocell’s prior written consent, which consent shall not be unreasonably withheld.

(f) Except as otherwise agreed to by the Parties in writing, any settlements, damages or other monetary awards recovered pursuant to a suit, proceeding, or action brought pursuant to Section 6.3 will be allocated first to the costs and expenses of the Party controlling such action, and second, to the costs and expenses (if any) of the other Party (to the extent not otherwise reimbursed), and any remaining amounts (the “Recovery”) will be shared by the Parties as follows: In any action initiated by Intrexon pursuant to Section 6.3(a) that does not involve Field Infringement, or in any action initiated by Intrexon pursuant to Section 6.3(b), Intrexon shall retain one hundred percent (100%) of any Recovery. In any action initiated by Fibrocell pursuant to Section 6.3(b), Fibrocell shall retain one hundred percent (100%) of any Recovery, but such Recovery shall be shared with Intrexon as Sublicensing Revenue. In any action initiated by Intrexon or Fibrocell pursuant to Section 6.3(c), the Parties shall share the Recovery equally, and such Recovery shall not be deemed to constitute Sublicensing Revenue.

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(g) Fibrocell shall promptly notify Intrexon in writing of any suspected, alleged, threatened, or actual Infringement of which it becomes aware, and Intrexon shall promptly notify Fibrocell in writing of any suspected, alleged, threatened, or actual Field Infringement of which it becomes aware.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information disclosed to it by the other Party pursuant to this Agreement, except to the extent that the receiving Party can demonstrate by competent evidence that specific Confidential Information:

(a) was already known to the receiving Party and can be demonstrated by written records, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party, as documented by the receiving Party’s written records.

The foregoing non-use and non-disclosure obligation shall continue (i) indefinitely, for all Confidential Information that qualifies as a trade secret under applicable law; or (ii) for the Term of this Agreement and for seven (7) years thereafter, in all other cases.

7.2 Authorized Disclosure. Notwithstanding the limitations in this Article 7, either Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a) complying with applicable laws or regulations or valid court orders, provided that the Party making such disclosure provides the other Party with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the other

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Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the terms and conditions of this Agreement be used only for the purposes for which the law or regulation required, or for which the order was issued;

(b) to regulatory authorities in order to seek or obtain approval to conduct clinical trials, or to gain regulatory approval, of Fibrocell Products or any products being developed by Intrexon or its other licensees and/or channel partners or collaborators, provided that the Party making such disclosure (i) provides the other Party with reasonable opportunity to review any such disclosure in advance and to suggest redactions or other means of limiting the disclosure of such other Party’s Confidential Information and (ii) does not unreasonably reject any such suggestions;

(c) disclosure to investors and potential investors, acquirers, or merger candidates who agree to maintain the confidentiality of such information, provided that such disclosure is used solely for the purpose of evaluating such investment, acquisition, or merger (as the case may be);

(d) disclosure on a need-to-know basis to Affiliates, licensees, sublicensees, employees, consultants or agents (such as CROs and clinical investigators) who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7; and

(e) disclosure of the terms of this Agreement by Intrexon to collaborators and other channel partners or collaborators who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7.

7.3 Publicity; Publications. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of a press release and/or the filing of a Form 8-K by Fibrocell, which shall be mutually agreed to by the Parties. Each Party will provide the other Party with the opportunity to review and comment, prior to submission or presentation, on external reports, publications and presentations (e.g., press releases, reports to government agencies, abstracts, posters, manuscripts and oral presentations) that refer to the Fibroblast Program or programs that are approved by the JSC. For such reports, publications, and presentations, the disclosing Party will provide the other Party at least fifteen (15) calendar days for review of the proposed submission or presentation. In the case of a Form 8-K filing, such shall be provided to Intrexon by Fibrocell as soon as practicable prior to filing. For reports and manuscripts, the disclosing Party will provide the other Party at least thirty (30) days for review of the report or manuscript. The presenting Party will act in good faith to incorporate the comments of the other Party and shall, in any event, redact any Confidential Information of the other Party and cooperate with the other Party to postpone such submissions or presentations if necessary to provide the other Party with sufficient time to prepare and file any related Patent applications before the submission or presentation occurs, as appropriate.

7.4 Terms of the Agreement. Each Party shall treat the terms of this Agreement as the Confidential Information of other Party, subject to the exceptions set forth in Section 7.2.

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Notwithstanding the foregoing, each Party acknowledges that the other Party may be obligated to file a copy of this Agreement with the SEC, either as of the Effective Date or at some point during the Term. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of certain commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to it. In the event of any such filing, the filing Party shall provide the other Party with a copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed. The other Party shall promptly provide any such comments.

7.5 Proprietary Information and Operational Audits.

(a) For the purpose of confirming compliance with the Field-limited licenses granted in Article 3, the diligence obligations of Article 4, and the confidentiality obligations under Article 7, Fibrocell acknowledges that Intrexon’s authorized representative(s), during regular business hours may (i) examine and inspect Fibrocell’s facilities and (ii) inspect all data and work products relating to this Agreement, subject to restrictions imposed by applicable laws. Any examination or inspection hereunder shall require five (5) business days written notice from Intrexon to Fibrocell. Fibrocell will make itself and the pertinent employees and/or agents available, on a reasonable basis, to Intrexon for the aforementioned compliance review.

(b) For the purpose of confirming compliance with the diligence obligations of Section 4.6, and the confidentiality obligations under Article 7, Intrexon acknowledges that Fibrocell authorized representative(s), during regular business hours may (i) examine and inspect Intrexon’s facilities and (ii) inspect all data and work products relating to this Agreement. Any examination or inspection hereunder shall require five (5) business days written notice from Fibrocell to Intrexon. Intrexon will make itself and the pertinent employees and/or agents available, on a reasonable basis, to Fibrocell for the aforementioned compliance review.

(c) In view of the Intrexon Confidential Information, Intrexon Know-How, and Intrexon Materials transferred to Fibrocell hereunder, Intrexon from time-to-time, but no more than quarterly, may request that Fibrocell confirm the status of the Intrexon Materials at Fibrocell (i.e. how much used, how much shipped, to whom and any unused amounts destroyed (by whom, when) as well as any amounts returned to Intrexon or destroyed). Within ten (10) business days of Fibrocell’s receipt of any such written request, Fibrocell shall provide the written report to Intrexon.

7.6 Intrexon Commitment. Intrexon shall use reasonable efforts to obtain an agreement with its other licensees and channel partners or collaborators to enable Fibrocell to disclose confidential information of such licensees and channel partners or collaborators to regulatory authorities in order to seek or obtain approval to conduct clinical trials, or to gain regulatory approval of, Fibrocell Products, in a manner consistent with the provisions of Section 7.2(b).

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ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of Fibrocell. Fibrocell hereby represents and warrants to Intrexon that, as of the Effective Date:

(a) Corporate Power. Fibrocell is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Fibrocell is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on Fibrocell’s behalf has been duly authorized to do so by all requisite corporate action.

(c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Fibrocell and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The execution, delivery and performance of this Agreement by Fibrocell does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound. Fibrocell is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

8.2 Representations and Warranties of Intrexon. Intrexon hereby represents and warrants to Fibrocell that, as of the Effective Date:

(a) Corporate Power. Intrexon is duly organized and validly existing under the laws of Virginia and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Intrexon is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on Intrexon’s behalf has been duly authorized to do so by all requisite corporate action.

(c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Intrexon and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The execution, delivery and performance of this Agreement by Intrexon does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound. Intrexon is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

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(d) Additional Intellectual Property Representations.

(i) Intrexon possesses sufficient rights to enable Intrexon to grant all rights and licenses it purports to grant to Fibrocell with respect to the Intrexon Patents under this Agreement;

(ii) The Intrexon Patents existing as of the Effective Date constitute all of the Patents Controlled by Intrexon as of such date that are necessary for the development, manufacture and Commercialization of Fibrocell Products;

(iii) Intrexon has not granted, and during the Term Intrexon will not grant, any right or license, to any Third Party under the Intrexon IP that conflicts with the rights or licenses granted or to be granted to Fibrocell hereunder;

(iv) There is no pending litigation, and Intrexon has not received any written notice of any claims or litigation, seeking to invalidate or otherwise challenge the Intrexon Patents or Intrexon’s rights therein;

(v) None of the Intrexon Patents is subject to any pending re-examination, opposition, interference or litigation proceedings;

(vi) All of the Intrexon Patents have been filed and prosecuted in accordance with all applicable laws and have been maintained, with all applicable fees with respect thereto (to the extent such fees have come due) having been paid;

(vii) Intrexon has entered into agreements with each of its current and former officers, employees and consultants involved in research and development work, including development of the Intrexon’s products and technology providing Intrexon, to the extent permitted by law, with title and ownership to patents, patent applications, trade secrets and inventions conceived, developed, reduced to practice by such person, solely or jointly with other of such persons, during the period of employment by Intrexon (except where the failure to have entered into such an agreement would not have a material adverse effect on the rights granted to Fibrocell herein), and Intrexon is not aware that any of its employees or consultants is in material violation thereof;

(viii) To Intrexon’s knowledge, there is no infringement, misappropriation or violation by third parties of any Intrexon Channel Technology or Intrexon IP in the Field;

(ix) There is no pending or, to Intrexon’s knowledge, threatened action, suit, proceeding or claim by others against Intrexon that Intrexon infringes, misappropriates or otherwise violates any intellectual property or other proprietary rights of others in connection with the use of the Intrexon Channel Technology or Intrexon IP, and Intrexon has not received any written notice of such claim;

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(x) To Intrexon’s knowledge, no employee of Intrexon is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant to or with a former employer (A) where the basis of such violation relates to such employee’s employment with Intrexon or actions undertaken by the employee while employed with Intrexon and (B) where such violation is relevant to the use of the Intrexon Channel Technology in the Field;

(xi) None of the Intrexon Patents owned by Intrexon or its Affiliates, and, to Intrexon’s knowledge, the Intrexon Patents licensed to Intrexon or its Affiliates, have been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable government agency, in whole or in part, and there is no pending or, to Intrexon’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intrexon Patents; and

(xii) Except as otherwise disclosed in writing to Fibrocell, Intrexon: (A) is in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product that is under development, manufactured or distributed by Intrexon in the Field (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the United States Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a material adverse effect; (C) possesses all material Authorizations necessary for the operation of its business as described in the Field and such Authorizations are valid and in full force and effect and Intrexon is not in material violation of any term of any such Authorizations; and (D) since January 1, 2011, (1) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit investigation or proceeding; (2) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (3) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all

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such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (4) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to Intrexon’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

except, in each of (ix) through (xii), for any instances which would not, individually or in the aggregate, result in a material adverse effect on the rights granted to Fibrocell hereunder or Intrexon’s ability to perform its obligations hereunder.

8.3 Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS ARTICLE 8 OR IN THE EQUITY AGREEMENTS, EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Intrexon. Intrexon agrees to indemnify, hold harmless, and defend Fibrocell and its Affiliates and their respective directors, officers, employees, and agents (collectively, the “Fibrocell Indemnitees”) from and against any and all liabilities, damages, costs, expenses, or losses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any claims, suits, actions, demands, or other proceedings brought by a Third Party (collectively, “Claims”) to the extent arising from (a) the gross negligence or willful misconduct of Intrexon or any of its Affiliates, or their respective employees or agents, (b) the use, handling, storage or transport of Intrexon Materials by or on behalf of Intrexon or its Affiliates, licensees (other than Fibrocell) or sublicensees; or (c) breach by Intrexon of any representation, warranty or covenant in this Agreement. Notwithstanding the foregoing, Intrexon shall not have any obligation to indemnify the Fibrocell Indemnitees to the extent that a Claim arises from (i) the gross negligence or willful misconduct of Fibrocell or any of its Affiliates, licensees, or sublicensees, or their respective employees or agents; or (ii) a breach by Fibrocell of a representation, warranty, or covenant of this Agreement.

9.2 Indemnification by Fibrocell. Fibrocell agrees to indemnify, hold harmless, and defend Intrexon, its Affiliates and Third Security, and their respective directors, officers, employees, and agents (and any Third Parties which have licensed to Intrexon intellectual property rights within Intrexon IP on or prior to the Effective Date, to the extent required by the relevant upstream license agreement) (collectively, the “Intrexon Indemnitees”) from and

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against any Losses resulting from Claims, to the extent arising from any of the following: (a) the gross negligence or willful misconduct of Fibrocell or any of its Affiliates or their respective employees or agents; (b) the use, handling, storage, or transport of Intrexon Materials by or on behalf of Fibrocell or its Affiliates, licensees, or sublicensees; (c) breach by Fibrocell of any material representation, warranty or covenant in this Agreement; or (d) the design, development, manufacture, regulatory approval, handling, storage, transport, distribution, sale or other disposition of any Fibrocell Product or Improved Product by or on behalf of Fibrocell or its Affiliates, licensees, or sublicensees. Notwithstanding the foregoing, Fibrocell shall not have any obligation to indemnify the Intrexon Indemnitees to the extent that a Claim arises from (i) the gross negligence or willful misconduct of Intrexon or any of its Affiliates, or their respective employees or agents; or (ii) a breach by Intrexon of a representation, warranty, or covenant of this Agreement.

9.3 Product Liability Claims. Notwithstanding the provisions of Section 9.2, any Losses arising out of any Third Party claim, suit, action, proceeding, liability or obligation involving any actual or alleged death or bodily injury arising out of or resulting from the development, manufacture or Commercialization of any Fibrocell Products or Improved Products for use or sale in the Field, to the extent that such Losses exceed the amount (if any) covered by the applicable Party’s product liability insurance (“Excess Product Liability Costs”), shall be paid by [*****], except to the extent such Losses arise out of any Third-Party Claim based on the gross negligence or willful misconduct of a Party, its Affiliates, or its Affiliates’ sublicensees, or any of the respective officers, directors, employees and agents of each of the foregoing entities, in the performance of obligations or exercise of rights under this Agreement.

9.4 Control of Defense. As a condition precedent to any indemnification obligations hereunder, any entity entitled to indemnification under this Article 9 shall give written notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Claim. If such Claim falls within the scope of the indemnification obligations of this Article 9, then the indemnifying Party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified Party. The indemnified Party shall cooperate with the indemnifying Party in such defense. The indemnified Party may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to such Claim. The indemnifying Party shall not be liable for any litigation costs or expenses incurred by the indemnified Party without the indemnifying Party’s written consent, such consent not to be unreasonably withheld. The indemnifying Party shall not settle any such Claim if such settlement (a) does not fully and unconditionally release the indemnified Party from all liability relating thereto or (b) adversely impacts the exercise of the rights granted to the indemnified Party under this Agreement, unless the indemnified Party otherwise agrees in writing.

9.5 Insurance. Immediately prior to, and during marketing, Fibrocell shall maintain in effect and good standing a product liability insurance policy issued by a reputable insurance company in amounts considered standard for the industry. Immediately prior to, and during the conduct of any clinical trials, Fibrocell shall maintain in effect and good standing a clinical trials

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liability insurance policy issued by a reputable insurance company in amounts considered standard for the industry. At Intrexon’s reasonable request, Fibrocell shall provide Intrexon with all details regarding such policies, including without limitation copies of the applicable liability insurance contracts. Fibrocell shall use reasonable efforts to include Intrexon as an additional insured on any such policies.

ARTICLE 10

TERM; TERMINATION

10.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue until terminated pursuant to Section 10.2 or 10.3 (the “Term”).

10.2 Termination for Material Breach; Termination Under Section 4.5(b)

(a) Either Party shall have the right to terminate this Agreement upon written notice to the other Party if the other Party commits any material breach of this Agreement that such breaching Party fails to cure within sixty (60) days following written notice from the nonbreaching Party specifying such breach; provided, however, that if Fibrocell commits any breach of the provisions of Section 4.10 of this Agreement, Intrexon shall have the right to terminate this Agreement if Fibrocell fails after notice from Intrexon to cure such breach within thirty (30) days following written notice thereof.

(b) Intrexon shall have the right to terminate this Agreement, at its sole discretion, if any necessary shareholder, member, exchange, and/or board of director approvals of Fibrocell have not been obtained, and the Technology Access Fee Shares (as defined in the Equity Agreements) have not been issued, within the time frames set forth in the Equity Agreements.

(c) Intrexon shall have the right to terminate this Agreement under the circumstances set forth in Section 4.5(b) upon written notice to Fibrocell, such termination to become effective sixty (60) days following such written notice unless Fibrocell remedies the circumstances giving rise to such termination within such sixty (60) day period.

(d) Intrexon shall have the right to terminate this Agreement should Fibrocell execute any purported assignment of this Agreement contrary to the prohibitions in Section 12.8, such termination occurring upon Intrexon providing written notice to Fibrocell and becoming effective immediately upon such written notice.

10.3 Termination by Fibrocell. Fibrocell shall have the right to voluntarily terminate this Agreement in its entirety upon ninety (90) days written notice to Intrexon at any time.

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10.4 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.2 or Section 10.3, the following shall apply:

(a) Retained Products. Fibrocell shall be permitted to continue the clinical development and Commercialization in the Field of any product resulting from the Fibroblast Program that, at the time of termination, satisfies at least one of the following criteria (a “Retained Product”):

(i) the particular product is an Improved Product,

(ii) the particular product is a Fibrocell Product that is being sold by Fibrocell (or, as may be permitted under this Agreement, its Affiliates and, if applicable, (sub)licensees) triggering profit sharing payments therefor under Section 5.3(a) or (b) of this Agreement,

(iii) the particular product is a Fibrocell Product that has received regulatory approval,

(iv) the particular product is a Fibrocell Product that is the subject of an application for regulatory approval in the Field that is pending before the applicable regulatory authority,

(v) the particular product is a Fibrocell Product that is the subject of at least an ongoing Phase 2 or Phase 3 clinical trial in the Field (in the case of a termination by Intrexon due to a Fibrocell uncured breach pursuant to Section 10.2(a) or a termination by Fibrocell pursuant to Section 10.3).

Such right to continue development and Commercialization shall be subject to Fibrocell’s full compliance with the payment provisions in Article 5, a continuing obligation for Fibrocell to use in accord with Sections 4.5(a) and 4.5(c) Diligent Efforts to develop and Commercialize any Retained Products, and all other provisions of this Agreement that survive termination.

(b) Termination of Licenses. Except as necessary for Fibrocell to continue to obtain regulatory approval for, clinically develop, use, manufacture and Commercialize the Retained Products in the Field as permitted by Section 10.4(a), all rights and licenses granted by Intrexon to Fibrocell under this Agreement shall terminate and shall revert to Intrexon without further action by either Intrexon or Fibrocell. Fibrocell’s license with respect to Retained Products shall be exclusive or non-exclusive, as the case may be, on the same terms as set forth in Section 3.1.

(c) Reverted Products. All Fibrocell Products other than the Retained Products shall be referred to herein as the “Reverted Products.” Fibrocell shall immediately cease, and shall cause its Affiliates and, if applicable, (sub)licensees to immediately cease, all development and Commercialization of the Reverted Products, and Fibrocell shall not use or practice, nor shall it cause or permit any of its Affiliates or, if applicable, (sub)licensees to use or practice, directly or indirectly, any Intrexon IP with respect to the Reverted Products. Fibrocell shall immediately discontinue making any representation regarding its status as a licensee or channel collaborator of Intrexon with respect to the Reverted Products.

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(d) Intrexon Materials. Fibrocell shall promptly return, or at Intrexon’s request, destroy, any Intrexon Materials in Fibrocell’s possession or control at the time of termination other than any Intrexon Materials necessary for the continued development, regulatory approval, use, manufacture and Commercialization of the Retained Products in the Field.

(e) Licenses to Intrexon. Fibrocell is automatically deemed to grant to Intrexon a worldwide, fully paid, royalty-free, exclusive (even as to Fibrocell and its Affiliates), irrevocable, license (with full rights to sublicense) under the Fibrocell Termination IP, to make, have made, import, use, offer for sale and sell Reverted Products and to use the Intrexon Channel Technology, the Intrexon Materials, and/or the Intrexon IP in the Field, subject to any exclusive rights held by Fibrocell in Reverted Products pursuant to Section 10.4(c). The Parties shall also take such actions and execute such other instruments and documents as may be reasonably necessary to document such license to Intrexon.

(f) Regulatory Filings. Fibrocell shall promptly assign to Intrexon, and will provide full copies of, all regulatory approvals and regulatory filings that relate specifically and solely to Reverted Products. Fibrocell shall also take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights thereunder to Intrexon. To the extent that there exist any regulatory approvals and regulatory filings that relate both to Reverted Products and other products, Fibrocell shall provide copies of the portions of such regulatory filings that relate to Reverted Products and shall reasonably cooperate to assist Intrexon in obtaining the benefits of such regulatory approvals with respect to the Reverted Products.

(g) Data Disclosure. Fibrocell shall provide to Intrexon copies of the relevant portions of all material reports and data, including clinical and non-clinical data and reports, obtained or generated by or on behalf of Fibrocell or its Affiliates to the extent that they relate to Reverted Products, within sixty (60) days of such termination unless otherwise agreed, and Intrexon shall have the right to use any such Information in developing and Commercializing Reverted Products and to license any Third Parties to do so.

(h) Third-Party Licenses. At Intrexon’s request, Fibrocell shall promptly provide to Intrexon copies of all Third-Party agreements under which Fibrocell or its Affiliates obtained a license under Patents claiming inventions or know-how specific to or used or incorporated into the development, manufacture and/or Commercialization of the Reverted Products. At Intrexon’s request such that Intrexon may Commercialize the Reverted Products, Fibrocell shall promptly work with Intrexon to either (A) assign to Intrexon the Third Party agreement(s), or (B) grant a sublicense (with an appropriate scope) to Intrexon under the Third Party agreement(s). Thereafter Intrexon shall be fully responsible for all obligations due for its actions under the sublicensed or assigned Third Party agreements. Notwithstanding the above, if Intrexon does not wish to assume any financial or other obligations associated with a particular Third Party agreement identified to Intrexon under this Section 10.4(h), then Intrexon shall so notify Fibrocell and Fibrocell shall not make such assignment or grant such sublicense (or cause it to be made or granted).

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(i) Remaining Materials. At the request of Intrexon, Fibrocell shall transfer to Intrexon all quantities of Reverted Product (including active pharmaceutical ingredient or work-in-process) in the possession of Fibrocell or its Affiliates. Fibrocell shall transfer to Intrexon all such quantities of Reverted Products without charge, except that Intrexon shall pay the reasonable costs of shipping.

(j) Third Party Vendors. At Intrexon’s request, Fibrocell shall promptly provide to Intrexon copies of all agreements between Fibrocell or its Affiliates and Third Party suppliers, vendors, or distributors that relate to the supply, sale, or distribution of Reverted Products in the Territory. At Intrexon’s request, Fibrocell shall promptly: (A) with respect to such Third Party agreements relating solely to the applicable Reverted Products and permitting assignment, immediately assign (or cause to be assigned), such agreements to Intrexon, and (B) with respect to all other such Third Party agreements, Fibrocell shall reasonably cooperate to assist Intrexon in obtaining the benefits of such agreements. Fibrocell shall be liable for any costs associated with assigning a Third Party agreement to Intrexon or otherwise obtaining the benefits of such agreement for Intrexon, to the extent such costs are directly related to Fibrocell’s breach. For the avoidance of doubt, Intrexon shall have no obligation to assume any of Fibrocell’s obligations under any Third Party agreement.

(k) Commercialization. Intrexon shall have the right to develop and Commercialize the Reverted Products itself or with one or more Third Parties, and shall have the right, without obligation to Fibrocell, to take any such actions in connection with such activities as Intrexon (or its designee), at its discretion, deems appropriate.

(l) Confidential Information. Each Party shall promptly return, or at the other Party’s request destroy, any Confidential Information of the other Party in such Party’s possession or control at the time of termination; provided, however, that each Party shall be permitted to retain (i) a single copy of each item of Confidential Information of the other Party in its confidential legal files for the sole purpose of monitoring and enforcing its compliance with Article 7, (ii) Confidential Information of the other Party that is maintained as archive copies on the recipient Party’s disaster recovery and/or information technology backup systems, or (iii) Confidential Information of the other Party necessary to exercise such Party’s rights in Retained Products (in the case of Fibrocell) or Reverted Products (in the case of Intrexon). The recipient of Confidential Information shall continue to be bound by the terms and conditions of this Agreement with respect to any such Confidential Information retained in accordance with this Section 10.4(l).

10.5 Surviving Obligations. Termination or expiration of this Agreement shall not affect any rights of either Party arising out of any event or occurrence prior to termination, including, without limitation, any obligation of Fibrocell to pay any amount which became due and payable under the terms and conditions of this Agreement prior to expiration or such termination. The following portions of this Agreement shall survive termination or expiration of this Agreement: Sections 3.1 (as applicable with respect to 10.4(b), 5.4, 5.6, 6.1, 6.2 (with subsection (c) surviving only to the extent relating to Intrexon Patents that are relevant to Retained Products that, to Intrexon’s knowledge, are being developed or Commercialized at such

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time, if any), 7.1, 7.2, 7.4, 7.5, 10.4, and 10.5; Articles 9, 11, and 12; and any relevant definitions in Article 1. Further, Article 7 and Sections 4.5(a), 4.5(c), 5.2 through 5.7, and 9.5 will survive termination of this Agreement to the extent there are applicable Retained Products.

ARTICLE 11

DISPUTE RESOLUTION

11.1 Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement (other than disputes arising from a Committee), including, without limitation, any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party. If the matter is not resolved within thirty (30) days following the written request for discussions, either Party may then invoke the provisions of Section 11.2. For the avoidance of doubt, any disputes, controversies or differences arising from a Committee pursuant to Article 2 shall be resolved solely in accordance with Section 2.4.

11.2 Arbitration. Any dispute, controversy, difference or claim which may arise between the Parties and not from a Committee, out of or in relation to or in connection with this Agreement (including, without limitation, arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement) that is not resolved pursuant to Section 11.1 shall, subject to Section 11.10, be settled by binding “baseball arbitration” as follows. Either Party, following the end of the thirty (30) day period referenced in Section 11.1, may refer such issue to arbitration by submitting a written notice of such request to the other Party, with the arbitration to be held in the state where the other Party’s principal office is located (or some other place as may be mutually agreed by the Parties). Promptly following receipt of such notice, the Parties shall meet and discuss in good faith and seek to agree on an arbitrator to resolve the issue, which arbitrator shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the Parties cannot agree on a single arbitrator within fifteen (15) days of request by a Party for arbitration, then each Party shall select an arbitrator meeting the foregoing criteria and the two (2) arbitrators so selected shall select within ten (10) days of their appointment a third arbitrator meeting the foregoing criteria. Within fifteen (15) days after an arbitrator(s) is selected (in the case of the three-person panel, when the third arbitrator is selected), each Party will deliver to both the arbitrator(s) and the other Party a detailed written proposal setting forth its proposed terms for the resolution for the matter at issue (the “Proposed Terms” of the Party) and a memorandum (the “Support Memorandum”) in support thereof. The Parties will also provide the arbitrator(s) a copy of this Agreement, as it may be amended at such time. Within

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fifteen (15) days after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the arbitrator(s) (with a copy to the other Party) a response to the other Party’s Support Memorandum. Neither Party may have any other communications (either written or oral) with the arbitrator(s) other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 11.2; provided that, the arbitrator(s) may convene a hearing if the arbitrator(s) so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms. Within sixty (60) days after the arbitrator’s appointment, the arbitrator(s) will select one of the two Proposed Terms (without modification) provided by the Parties that he or she believes is most consistent with the intention underlying and agreed principles set forth in this Agreement. The decision of the arbitrator(s) shall be final, binding, and unappealable. For clarity, the arbitrator(s) must select as the only method to resolve the matter at issue one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or award any other relief or take any other action.

11.3 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.4 Award. Any award to be paid by one Party to the other Party as determined by the arbitrator(s) as set forth above under Section 11.2 shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the losing Party. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 11, and agrees that, subject to the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16, judgment may be entered upon the final award in any United States District Court located in New York and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator(s). With respect to money damages, nothing contained herein shall be construed to permit the arbitrator(s) or any court or any other forum to award consequential, incidental, special, punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for consequential, incidental, special, punitive or exemplary damages. The only damages recoverable under this Agreement are direct compensatory damages.

11.5 Costs. Each Party shall bear its own legal fees. The arbitrator(s) shall assess his or her costs, fees and expenses against the Party losing the arbitration.

11.6 Injunctive Relief. Nothing in this Article 11 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Specifically, the Parties agree that a material breach by either Party of its obligations in Section 3.5 or Article 7 of this Agreement may cause irreparable harm to the other Party, for which damages may not be an

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adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, upon an adequate showing of material breach of such Section 3.5 or Article 7, and without further proof of irreparable harm other than this acknowledgement, such non-breaching Party shall be entitled to seek (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions, without bond, and (b) such other and further equitable relief as the court may deem proper under the circumstances. For the avoidance of doubt, nothing in this Section 11.6 shall otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 10.2.

11.7 Confidentiality. The arbitration proceeding shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator(s), except as required in connection with the enforcement of such award or as otherwise required by applicable law.

11.8 Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

11.9 Jurisdiction. For the purposes of this Article 11, the Parties acknowledge their diversity and agree to accept the jurisdiction of any United States District Court located in New York for the purposes of enforcing or appealing any awards entered pursuant to this Article 11 and for enforcing the agreements reflected in this Article 11 and agree not to commence any action, suit or proceeding related thereto except in such courts.

11.10 Patent Disputes. Notwithstanding any other provisions of this Article 11, and subject to the provisions of Section 6.2, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Intrexon Patents shall be submitted to a court of competent jurisdiction in the country in which such Patent was filed or granted.

ARTICLE 12

GENERAL PROVISIONS

12.1 Use of Name. No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement, except that (a) either Party may use the name of the other Party as required by regulations and in press releases accompanying quarterly and annual earnings reports approved by the issuer’s Board of Directors, and (b) Fibrocell may use the Intrexon Trademarks in accord with licenses and restrictions set forth herein.

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12.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 9, OR DAMAGES AVAILABLE FOR BREACHES OF THE OBLIGATIONS SET FORTH IN ARTICLE 7.

12.3 Independent Parties. The Parties are not employees or legal representatives of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or business organization of any kind.

12.4 Notice. All notices, including notices of address change, required or permitted to be given under this Agreement shall be in writing and deemed to have been given when delivered if personally delivered or sent by facsimile (provided that the party providing such notice promptly confirms receipt of such transmission with the other party by telephone), on the business day after dispatch if sent by a nationally-recognized overnight courier and on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All such communications shall be sent to the address or facsimile number set forth below (or any updated addresses or facsimile number communicated to the other Party in writing):

If to Intrexon:	Intrexon Corporation 20358 Seneca Meadows Parkway Germantown, MD 20876 Attention: President, Human Therapeutics Division Fax: (301) 556-9901

with a copy to:	Intrexon Corporation 20358 Seneca Meadows Parkway Germantown, MD 20876 Attention: Legal Department Fax: (301) 556-9902

If to Fibrocell:	Fibrocell Science, Inc. 405 Eagleview Boulevard Exton, PA 19341 Attention: Chief Executive Officer Fax: (484) 713-6001

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.5 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

12.6 Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

12.7 Entire Agreement; Amendment. This Agreement, including any exhibits attached hereto, constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement (including any prior confidentiality agreement between the Parties). All information of Intrexon or Fibrocell to be kept confidential by the other Party under any prior confidentiality agreement, as of the Effective Date, shall be maintained as Confidential Information by such other Party under the obligations set forth in Article 7 of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

12.8 Non-assignability; Binding on Successors. Any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the non-assigning or non-delegating Party; provided, however, that either Party may assign its rights or delegate its obligations under this Agreement without such consent (a) to an Affiliate of such Party or (b) to its successor in interest in connection with any merger, acquisition, consolidation, corporate reorganization, or similar transaction, or sale of all or substantially all of its assets, provided that such assignee agrees in writing to assume and be bound by the assignor’s obligations under this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties. Notwithstanding the foregoing, in the event that either Party assigns this Agreement to its successor in interest by way of merger, acquisition, consolidation, corporate reorganization, or similar transaction, or sale of all or substantially all of its assets (whether this Agreement is actually assigned or is assumed by such successor in interest or its affiliate by operation of law (e.g., in the context of a reverse triangular merger)), the intellectual property rights of such successor in interest or any of its Affiliates other than those licensed in this Agreement shall be automatically excluded from the rights licensed to the other Party under this Agreement.

12.9 Force Majeure. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, acts of terrorism and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.

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CONFIDENTIAL

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.10 No Other Licenses. Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, except to the extent expressly provided for under this Agreement.

12.11 Non-Solicitation. During the Term and for a period of one (1) year following the end of the Term, neither Fibrocell nor Intrexon may directly or indirectly solicit in order to offer to employ, engage in any discussion regarding employment with, or hire any employee of the other Party or an individual who was employed by the other party with one (1) year prior to such solicitation, discussion, or hire, without the prior approval of such other Party. General employment solicitations or advertisements shall not be considered direct or indirect solicitations, and are not prohibited under this Agreement.

12.12 Legal Compliance. The Parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

12.13 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, PDF, or other means of electronic communication), each of which taken together will constitute one and the same instrument, and any of the Parties hereto may execute this Agreement by signing any such counterpart.

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CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have duly executed this Exclusive Channel Collaboration Agreement.

INTREXON CORPORATION		FIBROCELL SCIENCE, INC.

By:	/s/ Jayson M. Rieger	By:	/s/ David Pernock

Name:	Jayson M. Rieger	Name:	David Pernock

Title:	President of Human Therapeutics Division, and Senior Vice President	Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE FOR EXCLUSIVE CHANNEL COLLABORATION AGREEMENT